Exhibit 99.1

FOR IMMEDIATE RELEASE

October 25, 2010

Owens & Minor Reports Financial Results for 3rd Quarter 2010

OM HealthCare LogisticsSM signs 5-Year, 3rd-party logistics agreement with CareFusion

RICHMOND, VA….Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the third quarter ended September 30, 2010, including quarterly revenue of $2.06 billion, increased 1.4% when compared to revenue of $2.03 billion in the third quarter of 2009. Net income for the third quarter of 2010 was $31.5 million, or $0.50 per diluted share, a decrease of $3 million when compared to net income of $34.7 million, or $0.55 per diluted share, in the same quarter of 2009. Excluding the positive effect of the third quarter 2009 last-in, first-out (LIFO) inventory credit of $0.11 per diluted share, income from continuing operations for the third quarter of 2010 improved $0.06 per diluted share, when compared to the prior year.

For the third quarter of 2010, operating earnings were $55.3 million, or 2.68% of revenue, decreased when compared to operating earnings of $56.7 million, or 2.79% of revenue, for the third quarter of 2009. For purposes of comparison, operating earnings in the third quarter of 2009 benefitted from the overall positive effect of supplier price changes, including supplier price decreases that resulted in an $11.5 million credit for LIFO inventory valuation.

Year-to-Date Results

For the nine months ended September 30, 2010, revenue was $6.05 billion, improved 0.9% from revenue of $6.00 billion for the same period last year. Income from continuing operations for the first nine months of 2010 was $88.8 million, or $1.40 per diluted share, compared to income from continuing operations of $84.8 million, or $1.35 per diluted share for the same period last year. In the first nine months of 2009, the company reported a loss from discontinued operations of $12.5 million, or $0.20 per diluted share, resulting primarily from pre-tax charges associated with exiting the direct-to-consumer diabetes supply business. Net income for the first nine months of 2010 was $88.8 million, or $1.40 per diluted share, improved 23% when compared to net income of $72.3 million, or $1.15 per diluted share, for the comparable period last year.

Asset Management

For the first nine months of 2010, operating cash flow from continuing operations was $214 million, compared to $161 million for the same period of 2009. Cash used by discontinued operations was $1.5 million for the first nine months of 2010, while cash provided by discontinued operations for the same period last year was $74 million, including $63 million received in January 2009 from the sale of certain assets of the DTC business. The balance of cash and cash equivalents was $145 million at September 30, 2010, decreased from $158 million at June 30, 2010, and increased from $43 million at September 30, 2009. Long-term debt as of September 30, 2010, was $209 million, essentially unchanged when compared to the same period last year. Days sales outstanding (DSO) as of September 30, 2010, was strong at 21.3 days, comparing favorably to DSO of 23.0 at the end of the prior year’s third quarter. Inventory turns were 10.2 compared to turns of 10.5 for the same period last year.

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OM HealthCare LogisticsSM Update

Owens & Minor also announced that its third-party healthcare-logistics business unit, OM HealthCare Logistics (OM HCL), has entered into a five-year agreement with CareFusion (NYSE: CFN), a leading, global medical device company, to provide third-party logistics services. Under terms of the agreement, OM HCL will provide warehousing, distribution and transportation services for certain of CareFusion’s businesses. CareFusion will transition from multiple distribution facilities into two OM HCL distribution centers – the existing facility in Louisville, Ky., and a new facility in Redlands, Calif. – over an estimated 18 month conversion period. As it prepares for this strategically important customer, Owens & Minor is investing in certain on-boarding expenses, which will have an estimated impact of approximately $0.02 to 2010 net income per diluted share.

“This agreement is validation that our offering is well-timed for today’s market, and we are very pleased to extend our strategic relationship with CareFusion,” said Craig R. Smith, president & chief executive officer of Owens & Minor. “CareFusion sells a broad portfolio of clinical healthcare products, while OM HealthCare Logistics offers specific expertise in healthcare supply chain management. Becoming the logistics provider for CareFusion is an important step in our efforts to provide the healthcare supply chain with innovative solutions and new logistics efficiencies.”

2010 Outlook

“So far this year, trends in our segment of the healthcare market have remained fairly consistent,” said Smith. “Consequently, we continue to believe that our full-year revenue results will improve slightly when compared to the prior year. And, we continue to believe that our earnings per diluted share will likely be at the lower end of the previously stated range of $1.93 to $2.03, excluding the anticipated impact associated with the CareFusion agreement.”

The 2010 outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities & Exchange Commission.

Upcoming Investor Relations Events

•	4th Quarter Investor Conferences:

¡	2010 Credit Suisse Healthcare Conference, November 11, 2010 – Phoenix

¡	2010 Lazard Healthcare Conference, November 16, 2010 – New York

•

On Thursday, December 2, 2010, Owens & Minor will host its 2010 Investor Day in New York. Owens & Minor’s President & Chief Executive Officer Craig R. Smith and Chief Financial Officer James L. Bierman are scheduled to speak at the event, providing an operational and strategic overview, as well as the company’s financial outlook for 2011. The meeting is scheduled to begin at 8:30 a.m. ET and conclude at approximately 10:30 a.m. ET. A live, listen-only webcast of the briefing can be accessed on the company website at www.owens-minor.com under the Investor Relations Section. A webcast replay of the event will also be available on the company website. Prospective participants are encouraged to request information via email at InvestorDay@owens-minor.com.

Safe Harbor Statement

Except for historical information, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risk factors are discussed in reports filed by the company with the Securities & Exchange Commission. All of this information is available at www.owens-minor.com. The company assumes no obligation, and expressly disclaims any such obligation, to update or alter information, whether as a result of new information, future events, or otherwise.

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Owens & Minor, Inc., (NYSE: OMI) a FORTUNE 500 company headquartered in Richmond, Virginia, is a leading national distributor of name-brand medical and surgical supplies and a healthcare supply-chain management company. Owens & Minor is also a member of the Russell 2000® Index, which measures the performance of the small-cap segment of the U.S. equity universe, as well as the S&P MidCap 400, which includes companies with a market capitalization of $750 million to $3.3 billion that meet certain financial standards. With a diverse product and service offering and distribution centers throughout the United States, the company serves hospitals, integrated healthcare systems, alternate site locations, group purchasing organizations, and the federal government. Owens & Minor provides technology and consulting programs that improve inventory management and streamline logistics across the entire medical supply chain—from origin of product to patient bedside. For news releases, or for more information about Owens & Minor, visit the company website at www.owens-minor.com.

Investors Conference Call & Supplemental Material

Conference Call: Owens & Minor will conduct a conference call for investors on Tuesday, October 26, 2010, at 8:30 a.m. ET. Participants may access the live call at 877-748-0043 with access code #17065712. The international dial-in number is 706-758-5871 with access code #17065712. Webcast: Replay: A replay of the call will be available for three weeks by dialing 800-642-1687, using access code #17065712.

A listen-only webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.” Owens & Minor uses its Web site as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

CONTACTS:

Trudi Allcott, Director, Investor & Media Relations, 804-723-7555; truitt.allcott@owens-minor.com

Chuck Graves, Director, Finance & Investor Relations, 804-723-7556; chuck.graves@owens-minor.com

Source: Owens & Minor

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Owens & Minor, Inc.

Consolidated Statements of Income (unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,
	2010	2009

Revenue	$2,063,879	$2,034,792
Cost of revenue	1,866,157	1,830,450

Gross margin	197,722	204,342
Selling, general and administrative expenses	135,337	142,162
Depreciation and amortization	7,464	6,721
Other operating income, net	(392)	(1,233)

Operating earnings	55,313	56,692
Interest expense, net	3,758	3,202

Income from continuing operations before income taxes	51,555	53,490
Income tax provision	20,050	18,803

Income from continuing operations	31,505	34,687
Loss from discontinued operations, net of tax	—	—

Net income	$31,505	$34,687

Income (loss) per common share - basic:
Continuing operations	$0.50	$0.56
Discontinued operations	$—	$—
Net income per share - basic	$0.50	$0.56
Income (loss) per common share - diluted:
Continuing operations	$0.50	$0.55
Discontinued operations	$—	$—
Net income per share - diluted	$0.50	$0.55

Weighted average shares - basic	62,395	61,807
Weighted average shares - diluted	62,612	62,201

	Nine Months Ended September 30,
	2010	2009

Revenue	$6,053,442	$5,997,200
Cost of revenue	5,473,050	5,411,526

Gross margin	580,392	585,674
Selling, general and administrative expenses	404,119	425,531
Depreciation and amortization	21,360	18,583
Other operating income, net	(1,713)	(3,958)

Operating earnings	156,626	145,518
Interest expense, net	10,562	9,834

Income from continuing operations before income taxes	146,064	135,684
Income tax provision	57,273	50,864

Income from continuing operations	88,791	84,820
Loss from discontinued operations, net of tax	—	(12,509)

Net income	$88,791	$72,311

Income (loss) per common share - basic:
Continuing operations	$1.41	$1.36
Discontinued operations	$—	$(0.20)
Net income per share - basic	$1.41	$1.16
Income (loss) per common share - diluted:
Continuing operations	$1.40	$1.35
Discontinued operations	$—	$(0.20)
Net income per share - diluted	$1.40	$1.15

Weighted average shares - basic	62,278	61,636
Weighted average shares - diluted	62,538	62,005

Owens & Minor, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30, 2010	December 31, 2009

Assets
Current assets
Cash and cash equivalents	$145,070	$96,136
Accounts and notes receivable, net	501,270	498,080
Merchandise inventories	733,296	689,889
Other current assets	49,412	57,962

Total current assets	1,429,048	1,342,067
Property and equipment, net	93,714	84,965
Goodwill, net	247,271	247,271
Intangible assets, net	25,585	27,809
Other assets, net	45,721	44,976

Total assets	$1,841,339	$1,747,088

Liabilities and shareholders’ equity
Current liabilities
Accounts and drafts payable	$586,285	$546,989
Accrued payroll and related liabilities	14,240	34,885
Deferred income taxes	38,373	25,784
Other accrued liabilities	101,405	90,519
Current liabilities of discontinued operations	461	1,939

Total current liabilities	740,764	700,116
Long-term debt, excluding current portion	208,576	208,418
Deferred income taxes	9,140	8,947
Other liabilities	45,772	60,428

Total liabilities	1,004,252	977,909

Shareholders’ equity
Common stock	126,918	83,827
Paid-in capital	162,806	193,905
Retained earnings	559,701	504,480
Accumulated other comprehensive loss	(12,338)	(13,033)

Total shareholders’ equity	837,087	769,179

Total liabilities and shareholders’ equity	$1,841,339	$1,747,088

Owens & Minor, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2010	2009

Operating activities:
Net income	$88,791	$72,311
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Loss from discontinued operations, net of tax	—	12,509
Depreciation and amortization	21,360	18,583
Provision for LIFO reserve	8,433	4,940
Share-based compensation expense	5,452	5,860
Provision for losses on accounts and notes receivable	1,673	3,387
Changes in operating assets and liabilities:
Accounts and notes receivable	(4,863)	8,427
Merchandise inventories	(51,840)	(5,330)
Accounts payable	147,596	48,485
Net change in other assets and liabilities	(5,685)	(6,934)
Other, net	3,574	(778)

Cash provided by operating activities of continuing operations	214,491	161,460

Investing activities:
Additions to property and equipment	(19,884)	(14,123)
Additions to computer software	(7,194)	(9,311)
Acquisitions of intangible assets	(55)	—
Cash received related to acquisition of business	—	6,994
Proceeds from the sale of property and equipment	2,422	2,398

Cash used for investing activities of continuing operations	(24,711)	(14,042)

Financing activities:
Payments on revolving credit facility	—	(301,964)
Borrowings on revolving credit facility	—	151,386
Decrease in drafts payable	(108,300)	(12,582)
Cash dividends paid	(33,520)	(28,755)
Proceeds from exercise of stock options	5,736	5,228
Excess tax benefits related to share-based compensation	1,815	2,306
Other, net	(5,099)	(1,604)

Cash used for financing activities of continuing operations	(139,368)	(185,985)

Discontinued operations:
Operating cash flows	(1,478)	10,612
Investing cash flows	—	63,000

Net cash (used for) provided by discontinued operations	(1,478)	73,612

Net increase in cash and cash equivalents	48,934	35,045
Cash and cash equivalents at beginning of period	96,136	7,886

Cash and cash equivalents at end of period	$145,070	$42,931

Owens & Minor, Inc.

Financial Statistics (unaudited)

	Quarter Ended
(in thousands, except ratios and per share data)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Operating results:
Revenue	$2,063,879	$2,019,893	$1,969,670	$2,040,424	$2,034,792

Gross margin	$197,722	$192,219	$190,451	$201,241	$204,342
Gross margin as a percent of revenue	9.58%	9.52%	9.67%	9.86%	10.04%

SG&A expense	$135,337	$133,619	$135,163	$140,089	$142,162
SG&A expense as a percent of revenue	6.56%	6.62%	6.86%	6.87%	6.99%

Operating earnings	$55,313	$52,162	$49,151	$55,757	$56,692
Operating earnings as a percent of revenue	2.68%	2.58%	2.50%	2.73%	2.79%

Income from continuing operations	$31,505	$29,469	$27,817	$32,039	$34,687
Income from discontinued operations, net of tax	$—	$—	$—	$308	$—
Net income	$31,505	$29,469	$27,817	$32,347	$34,687

Income per common share - basic: (1)
Continuing operations	$0.50	$0.47	$0.44	$0.51	$0.56
Discontinued operations	$—	$—	$—	$0.01	$—
Net income per share - basic	$0.50	$0.47	$0.44	$0.52	$0.56

Income per common share - diluted: (1)
Continuing operations	$0.50	$0.46	$0.44	$0.51	$0.55
Discontinued operations	$—	$—	$—	$—	$—
Net income per share - diluted	$0.50	$0.46	$0.44	$0.51	$0.55

Accounts receivable:
Accounts and notes receivable, net	$501,270	$468,026	$478,234	$498,080	$509,497

Days sales outstanding (2)	21.3	19.8	20.5	21.4	23.0

Inventory:
Merchandise inventories	$733,296	$712,078	$669,996	$689,889	$679,459

Average inventory turnover (2)	10.2	10.6	10.6	10.6	10.5

Financing:
Cash and cash equivalents	$145,070	$157,638	$146,357	$96,136	$42,931

Total debt	$210,270	$209,416	$209,632	$210,917	$210,489

Stock information:
Cash dividends per common share (1)	$0.177	$0.177	$0.177	$0.153	$0.153

Stock price at quarter-end (1)	$28.46	$28.38	$30.93	$28.62	$30.17

(1)	Prior periods have been retroactively adjusted to reflect a three-for-two stock split effected on March 31, 2010.
(2)	Days sales outstanding (DSO) and average inventory turnover are based on three-months’ sales.

Supplemental Information

GAAP Reconciliation – Income from Continuing Operations per Diluted Share

Adjusted income from continuing operations per diluted share is considered a non-GAAP measure under the SEC’s rules. Management believes, however, that this measure is an important financial measure for use in evaluating the company’s financial performance for the third quarter of 2010 compared to the prior year, as it excludes the effect of the credit for the provision for LIFO inventory valuation of $11.5 million that is unusual in the company’s history. This measure should be considered in addition to, rather than as a substitute for, income from continuing operations per diluted share presented in accordance with GAAP as a measure of the company’s third quarter performance.

The following table reconciles adjusted income from continuing operations per diluted share, a non-GAAP measure, to income from continuing operations per diluted share, a GAAP measure.

For the three months ended September 30,	2010	2009
Adjusted income from continuing operations per diluted share (non-GAAP)	$0.50	$0.44
Effect of credit for the provision for LIFO, net of tax	–	0.11

Income from continuing operations per diluted share	$0.50	$0.55